Exhibit 1(d)

MUNIYIELD PENNSYLVANIA INSURED FUND

CERTIFICATION OF AMENDMENT

TO DECLARATION OF TRUST

The undersigned, constituting a majority of the Trustees of MuniYield Pennsylvania Insured Fund (the "Trust"), a Massachusetts business trust, hereby certify that the Trustees of the Trust have duly adopted an amendment to the Trust's Declaration of Trust, changing the name of the Trust from "MuniYield Pennsylvania Insured Fund" to "BlackRock MuniYield Pennsylvania Insured Fund", and all references to the name of the Trust in the Declaration are hereby accordingly amended.

This Certification of Amendment shall become effective on September 29         , 2006.

IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees, have signed this Certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article X, Section 10.3(c) of the Declaration of Trust as of the         7th         day of         September                       , 2006.

/s/ Robert C. Doll, Jr.	/s/ Donald W. Burton
Robert C. Doll, Jr. (Trustee)	Donald W. Burton (Trustee)
800 Scudders Mill Road	South Atlantic Capital, Inc.
Plainsboro, NJ 08536	614 West Bay Street
Tampa, FL 33606

/s/ John Francis O'Brien	/s/ David H. Walsh
John Francis O'Brien (Trustee)	David H. Walsh (Trustee)
762 South Street	P.O. Box 528
Needham, MA 02492	31 Knowles Heights Road
North Truro, MA 02652

/s/ Fred G. Weiss
Fred G. Weiss (Trustee)
16450 Maddalena Place
Delray Beach, FL 33446

The Declaration of Trust establishing MuniYield Pennsylvania Insured Fund, dated August 24, 1992, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust, "MuniYield Pennsylvania Insured Fund," refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of MuniYield Pennsylvania Insured Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.